Exhibit 10(gg)

FIFTH AMENDMENT TO THE
EMPLOYMENT AGREEMENT
This Fifth Amendment to the Employment Agreement (this “Amendment”), between United Rentals, Inc. (the “Company”) and Michael J. Kneeland (“Executive”), is made effective as of October 22, 2012.
WHEREAS, the parties entered into an Employment Agreement on August 22, 2008, which was subsequently amended on December 30, 2008, January 15, 2009, March 13, 2009, and October 26, 2012 (with an effective date of August 22, 2008) (the “Employment Agreement”);
WHEREAS, the Compensation Committee of the Board of Directors of the Company is authorized and empowered by the Board of Directors of the Company to provide oversight of executive officer and director compensation of the Company and to review and to determine and approve the compensation of Executive based on a number of factors, including competitive market data relevant to executive compensation;
WHEREAS, Section 3(a) of the Employment Agreement permits the Compensation Committee of the Board of Directors of the Company, in its discretion, to increase the base salary of Executive;
WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined, following a review of competitive market data and other factors, that it is advisable and in the best interests of the Company to enter into this Amendment to reflect an increase in the base salary of Executive.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive hereby agree as follows (all capitalized terms used herein which are not defined herein shall have the meanings given such terms in the Employment Agreement):
1.     Section 3(a) of the Employment Agreement is hereby deleted in its entirety and restated to read as follows:
“Base Salary. The Company agrees to pay to Executive a base salary (the “Base Salary”) at the annual rate of $950,000. The Compensation Committee of the Board of Directors of the Company may determine in its sole discretion to increase, but not decrease, the Base Salary. Payments of the Base Salary shall be payable in equal installments in accordance with the Company's standard payroll practices.”
2.     Except as set forth in this Amendment, the Employment Agreement shall remain in effect as prior to the date hereof.
[Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Amendment, effective as of the date and year first written above.

UNITED RENTALS, INC.

By: /s/ Jonathan M. Gottsegen
Name: Jonathan M. Gottsegen
Title: Senior Vice President, General Counsel & Corporate Secretary

EXECUTIVE

/s/ Michael J. Kneeland
Michael J. Kneeland